EXHIBIT 10.3

REVOLVING LOAN AGREEMENT

THIS REVOLVING LOAN AGREEMENT (“Loan Agreement”) is made effective the 3rd day of February, 2015, by and between RIVERSIDE MANUFACTURING, INC., a Minnesota corporation (“Borrower”), and PRO-DEX SUNFISH LAKE, LLC, a Delaware limited liability company, its endorsees, successors and assigns (“Lender”).

RECITALS

A.                Subject to the terms and conditions of this Loan Agreement, the Lender has committed to extend a loan to the Borrower in the principal sum of up to TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00) (“Loan”).

B.                 The Borrower has requested the Loan from the Lender for the purposes set forth in the correspondence from the Borrower to the Lender, of even date herewith (the “Loan Request”).

C.                 The Borrower is in default under the terms of additional debt owed to Lender, which debt is the subject of two forbearance agreements executed in connection with and on the same date hereof (“Forbearance Agreements”).

D.                The Loan to the extent advanced by the Lender is secured by all of the Borrower’s accounts and other rights to payment, inventory, equipment, instruments, general intangibles, deposit accounts, and other assets (“Collateral”), described in more detail in the Commercial Security Agreement, dated March 10, 2006 (“Security Agreement”), executed by the Borrower in favor of Vermillion State Bank, which was subsequently assigned to the Lender on November 21, 2014. The Security Agreement, and all preceding and subsequent security agreements executed by the Borrower in favor of the Lender or Vermillion State Bank, the Lender’s predecessor in title, were and are perfected by the UCC-1 Financing Statement originally filed with the Minnesota Secretary of State on December 10, 1998, filing number 2089800; and the continuation filed on September 29, 2003, filing number 2003888914; and the amendment and continuation both filed on August 25, 2008, filing numbers 20081297350 and 20081297347, respectively; and the amendment filed on January 7, 2011, filing number 20112271998; and the continuation filed on October 17, 2013, filing number 20133419570; and the amendment filed on December 8, 2014, filing number 798191000025.

E.                 The Lender is willing to agree to provide the requested Loan to the Borrower upon the Borrower’s satisfaction of the conditions precedent listed in Section 3.4 below and the other terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.                 Recitals.   The above-stated recitals are true and correct and are incorporated herein by reference.

2.           Documents Delivered by Borrower.   To induce the Lender to commit to making the requested Loan, and as a condition of providing the Loan to the Borrower hereunder, the Borrower shall on or before the effective date hereof, deliver to the Lender in addition to this Loan Agreement the following documents all dated effective of even date herewith and in form and substance satisfactory to Lender (collectively, “Loan Documents”):

2.1.            Promissory Note.   A promissory note in the original principal amount of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00) issued by the Borrower and payable to the order of the Lender (“Note”).

2.2.            Lockbox and Lockbox Account Control Agreement.   A Lockbox and Lockbox Account Control Agreement, the terms of which will be substantially similar to the draft agreement attached hereto as Exhibit A, which the parties agree to cooperate in good faith to negotiate (“Lockbox Agreement”).

2.3.            Other Documents.   Such other documents as the Lender may reasonably require.

3.            Commitment of Lender.

3.1.            Commitment to Lend.   Upon the terms and subject to the conditions set forth herein, the Lender agrees to loan to the Borrower on a revolving basis, and the Borrower agrees to borrow, repay, and re-borrow from the Lender, the maximum principal sum of up to TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00). The Loan shall be due and payable according to the terms and conditions of the Note. The proceeds of the Loan may be advanced as the Initial Advance and one or more Advances (as each of such terms is defined below).

3.2.            Borrowing Procedure.   Prior to any advance of proceeds with respect to the Loan, the Borrower shall have delivered to the Lender, without expense to the Lender a written request for disbursement (a “Disbursement Request”) and all documentation necessary for Lender to determine whether the Conditions Precedent to Loan described in Section 3.4 have been met. Each Disbursement Request shall set forth with specificity the intended use of the funds requested. The Lender retains exclusive authority to make the disbursement of Loan proceeds in the amount requested or in any lesser amount that it deems is warranted to be used as indicated on the Disbursement Request. Scott Robertson is authorized on behalf of the Borrower to make Disbursement Requests.

3.3.            Fees and Reimbursement of Expenses.   Borrower agrees to pay all fees and expenses, including attorneys’ fees, incurred by Lender in the negotiation of and preparation of this Loan Agreement, the Note, and the Lockbox Agreement. Lender’s fees and expenses, including attorneys’ fees, total $3,948 as of the effective date hereof, which amount will increase as the parties formalize the Lockbox Agreement. Borrower agrees that this amount will be included in the Initial Advance, as defined below. In addition, the Borrower shall promptly reimburse the Lender for any and all expenses, fees and disbursements including, but not limited to, reasonable attorneys’ fees, incurred in connection with the interpretation, performance and enforcement of this Loan Agreement, the Loan Documents and any instruments or documents related thereto, and all costs and expenses of collection of the Loan made hereunder or any loans made hereinafter including, but not limited to, reasonable attorneys’ fees, whether or not suit is filed or for the pursuance of, or defense of, any litigation, appellate, bankruptcy or insolvency proceeding.

3.4.            Conditions Precedent to Loan Advances.   As used herein, the term “Initial Advance” shall mean a one-time advance in the amount of $49,188 which shall be made on or about the date hereof. As used herein, the term “Advance” shall mean an advance of Loan proceeds which will be used by Borrower to pay for general operating expenses and resolving unsecured debt obligations, all as requested in the Loan Request and when approved by the Lender. Notwithstanding anything other provision in this Loan Agreement, the maximum total amount of advances available to Borrower under this Loan Agreement shall be $200,000.00 and Lender shall not make any Advance to Borrower after July 31, 2015.

(a)	Conditions Precedent for the Initial Advance. The obligation of the Lender to disburse the Initial Advance shall be subject to the further following conditions precedent:

i.	Borrower shall have delivered to the Lender, without expense to the Lender, this Loan Agreement and each of the Loan Documents described above, each to be duly executed;

ii.	Lender shall be satisfied with all due diligence items with respect to the Loan (including without limitation all judgment and bankruptcy searches, UCC searches, and financial statements of Borrower, if any);

iii.	No Event of Default (as hereinafter defined) has occurred and is continuing, and no event has occurred which with the giving of notice or passage of time or both would accrue into an Event of Default hereunder; and

iv.	Borrower has submitted to the Lender and the Lender has approved a Disbursement Request for the Initial Advance describing in detail the purpose and intended use of the proceeds from the Initial Advance, which shall be consistent with the Loan Request.

(b)	Conditions Precedent for All Additional Advances. The obligation of the Lender to disburse an Advance shall be subject to the further following conditions precedent:

i.	No liens or other encumbrances which have not been approved by Lender encumber the Collateral;

ii.	The representations and warranties contained in Section 4 hereof are true and correct on the date Borrower submits a Disbursement Request for the Advance and on the date Lender disburses the Advance (the receipt by the

Borrower of the proceeds of the Advance shall be deemed to constitute a representation or warranty by the Borrower that such statements are true);

iii.	No Event of Default (as hereinafter defined) has occurred and is continuing, and no event has occurred which with the giving of notice or passage of time or both would accrue into an Event of Default hereunder; and

iv.	Borrower shall have provided Lender any other documentation that Lender may reasonably request.

4.           Representations and Warranties.   The Borrower represents and warrants that:

4.1.            Organization, Qualification and Authorization.   The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota; has the power and authority to own the Collateral and to carry on its business as now being conducted; and is duly qualified and licensed to do business.

4.2.            Validity of Obligations.   The Borrower has full power, right and authority to execute and deliver this Loan Agreement, the Loan Documents and all other documents or agreements required to be delivered by Borrower hereunder, to obtain the Loan herein provided for, and to perform and observe each and all of the matters and things provided for in the Loan Documents. The execution and delivery of this Loan Agreement and the Loan Documents and the performance or observance of the terms thereof have been duly authorized by all necessary corporate action and do not contravene or violate any provision of law or any provision of any covenant, indenture or agreement binding upon Borrower, nor require the consent or approval of any governmental entity or agency thereof.

4.3.            Title to Assets.   The Borrower has good and marketable title to the Collateral, subject only to the exceptions permitted by Lender, including the Lender’s existing security interest in the Collateral.

4.4.            Litigation.   No actions, suits or proceedings are pending or, to Borrower’s knowledge, threatened, against or affecting it before any court, governmental or administrative body or agency, except those identified by Borrower to Lender, which might result in any material adverse change in Borrower’s business operations, personal financial status, or the Collateral (financial or otherwise), or which would question the validity of this Loan Agreement or of any action taken or to be taken by Borrower pursuant to or in connection with this Loan Agreement.

4.5.            No Event of Default.   No Event of Default has occurred and is continuing as of the effective date hereof.

4.6.            Execution of Other Documents.   The Borrower agrees that it shall execute and deliver to the Lender such further acknowledgments, certificates, agreements and other documents as may be reasonably requested from time to time by the Lender to protect the security interests given to the Lender for the payment of the Note and to further the transaction contemplated by this Loan Agreement.

5.            Affirmative Covenants.   The Borrower covenants and agrees with the Lender that so long as any amount remains unpaid on the Loan, the Borrower shall:

5.1.            Access to Records.   Permit any person designated by the Lender (prior to an Event of Default at the Lender’s expense; and, after an Event of Default at Borrower’s expense) to visit and inspect the Collateral and the books and financial records, including all tax related returns, schedules and filings, relating to the Collateral and Borrower’s business, and to discuss the affairs, finances, and accounts with the Borrower, all at such reasonable times and as often as the Lender may reasonably request. If an Event of Default has not occurred, Lender shall give Borrower reasonable advance notice of any such visit and inspection.

5.2.          Notification of Changes.   Promptly notify the Lender of:

(a)	Any litigation which might materially and adversely affect the Borrower or the Collateral.

(b)	The occurrence of any Event of Default under this Loan Agreement or any event of which the Borrower has knowledge and which, with the passage of time or giving of notice or both, would constitute an Event of Default under this Loan Agreement.

(c)	Any material adverse change in the operations, business, Collateral, or condition, financial or otherwise, of the Borrower which could adversely and materially affect the Borrower’s ability to perform its obligations under this Loan Agreement and the Loan Documents.

5.3.          Corporate Existence.   Maintain its corporate existence and conduct the same general type of business as is now being carried on and continue compliance with all applicable statutes, laws, rules and regulations.

5.4.          Compliance with Laws.   Comply with all laws and regulations applicable to Borrower’s operations and the Collateral, including without limitation, all federal, state and local environmental laws, regulations, ordinances and rulings.

6.           Negative Covenants.   The Borrower hereby covenants and agrees with the Lender that so long as any amount shall remain unpaid on the Loan, the Borrower shall not:

6.1.          Default on Other Obligations.   Default upon or fail to pay any of the Borrower’s other debts or obligations as the same mature, unless the same are being contested in good faith by appropriate proceedings and adequate reserves shall have been established with respect thereto.

6.2.          Sale of Assets.   The Borrower shall not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other person or entity other than in the ordinary course of business.

6.3.          Dividends.   The Borrower shall not declare or pay any dividends on any class of its stock; provided that Borrower may distribute cash to its shareholders to satisfy such shareholders’ federal and state income tax liability arising from their respective allocable share of the Borrower’s taxable income.

6.4.          Liens and Encumbrances.   Create, assume, incur or suffer to exist any pledge, mortgage, assignment or other lien or encumbrance of any kind upon the Collateral, whether now owned or hereafter acquired, or of or upon the income or profits therefrom.

7.            Defaults.

7.1.          Event of Default.   Any one or more of the following events shall constitute an “Event of Default” under this Loan Agreement:

(a)	The Borrower shall default in the payment of any interest or principal on the Note when it becomes due and payable, and the continuance of such default for a period of ten (10) days after written notice thereof from Lender; or

(b)	Any default under the terms of the Security Agreement shall occur; or

(c)	Any default under the terms of the Forbearance Agreements shall occur; or

(d)	Any default under the terms of the Note shall occur; or

(e)	Any default under the terms of the Lockbox Agreement shall occur; or

(f)	The Borrower shall default in the due performance or observance of any term, covenant or agreement contained in this Loan Agreement and Borrower shall have failed to cure such default within ten (10) days after written notice thereof from Lender; or

(g)	If any representation or warranty contained in this Loan Agreement or any of the Loan Documents proves to be materially false as of the effective date of the Loan Agreement, or the date such Loan Documents are executed; or

(h)	The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of Twenty Five Thousand and 00/100

Dollars ($25,000) and the continuance of such judgment, decree or order remains unsatisfied and in effect for any period of twenty (20) consecutive days without a stay of execution.

(i)	Any of the Loan Documents prove to be unenforceable or invalid.

7.2.          Lender’s Rights on Default.   Upon the occurrence of an Event of Default, the Lender may take such actions available under the terms of the Loan Documents or any other documents delivered pursuant hereto or in connection herewith or take such actions as may otherwise be available in equity or at law. In addition, upon the occurrence of an Event of Default, and the expiration of any applicable cure period, if any:

(a)	The Lender may terminate the commitment to lend under this Loan Agreement by written notice to the Borrower;

(b)	The Lender may declare immediately due and payable all unpaid principal of and accrued interest on the Note, together with all other sums payable hereunder, and the same shall thereupon be immediately due and payable without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived;

(c)	The Lender may set off any funds in the account(s) that is the subject of the Lockbox Agreement with the Borrower, without notice to the Borrower;

(d)	The Lender may enter upon the real estate where the Collateral is located, wherever that may be at the time of the default, and take possession of the Collateral. The Borrower shall be liable under this Loan Agreement to pay to the Lender, on demand, any amount or amounts expended by the Lender in so completing the location of and recovery of the Collateral, together with any costs, charges, or expenses incident thereto or resulting therefrom, all of which shall be secured by the Security Agreement. In the event that a proceeding is instituted against the Borrower for recovery and reimbursement of any moneys expended by the Lender in connection with the location of and recovery of the Collateral, a statement of such expenditures, verified by the affidavit of an officer of the Lender, shall be prima facie evidence of the amounts so expended and of the propriety of and necessity for such expenditures; and the burden of proving to the contrary shall be upon the Borrower. It is expressly understood and agreed that in no event shall the Lender be obligated or liable in any way to locate and recover the Collateral; and

(e)	Obtain appraisals of the Collateral at Borrower’s expense, which Borrower agrees to reimburse Lender for within ten (10) days of demand therefor.

7.3.          Remedies Cumulative.   No right or remedy by this Loan Agreement, the Loan Documents, or by any document or instrument delivered by the Borrower pursuant hereto, conferred upon or reserved to Lender shall be or is intended to be exclusive of any other right or remedy, and each and every right or remedy shall be cumulative and in addition to any other right or remedy now or hereafter existing at law or in equity or by statute.

7.4.          Waiver of Remedies.   Except as the Lender may hereafter otherwise agree in writing, no waiver by the Lender of any Event of Default of the Borrower of any of its covenants, obligations or agreements under this Loan Agreement shall be deemed to be a waiver of any subsequent Event of Default of the same or any other covenant, obligation or agreement, nor shall any forbearance by the Lender to enforce a right or remedy for such Event of Default be deemed a waiver of its rights and remedies with respect to such Event of Default, nor shall the Lender be deemed to have waived any of its rights and remedies unless such waiver be in writing and executed with the same formality as the Loan Agreement.

8.            Miscellaneous.

8.1.          Binding Effect.   The parties hereto agree that this Loan Agreement shall be binding upon and inure to the benefit of their respective heirs, successors in interest and assigns including any holder of the Note, provided, however, that the Borrower may not assign or transfer its interest hereunder without the prior written consent of the Lender, and provided further, that any assignment of all Lender’s interests hereunder and under the other Loan Documents shall not be binding upon Borrower unless and until Borrower has received written notice of such assignment.

8.2.          Governing Law.   The validity of this Loan Agreement, its construction, interpretation and enforcement and the rights of the parties hereto shall be determined under, governed by and construed in accordance with the internal laws of the State of Minnesota, without regard to principles of conflicts of law. The Borrower submits itself to the jurisdiction of the courts of Hennepin County, Minnesota, and the federal courts of the United States of America located in such state in respect of all actions arising out of or in connection with the interpretation or enforcement of this Loan Agreement and the Loan Documents, waives any argument that venue in such forums is not convenient and agrees that any actions instituted by it shall be venued in such forums.

8.3.          Waiver of Jury Trial.   The Borrower and Lender hereby knowingly, voluntarily and intentionally waive the right either may have to a trial by jury in respect to any litigation based on, or arising out of, under or in conjunction with the Note, this Loan Agreement, the Loan Documents, and any other documents contemplated to be executed in conjunction herewith or therewith or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party. This provision is a material inducement for the Lender making the Loan evidenced by the Note.

8.4.          Notices.   Any notices required or contemplated hereunder shall be in writing and deemed effective the second business day after the placing thereof in the United States mail, certified mail and with return receipt requested, postage prepaid, and addressed as follows:

If to Borrower:	RIVERSIDE MANUFACTURING, INC.
14280 Sunfish Lake Blvd. NW
Ramsey, Minnesota 55303
Attn: Scott Robertson

If to Lender:	PRO-DEX SUNFISH LAKE, LLC
2361 McGaw Avenue
Irvine, California 92614

or addressed to any such party at such other address as such party shall hereafter furnish by notice to the other party.

8.5.          No Waivers.   No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder and no course of dealing between the Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.6.          Complete Agreement; Consistency.   This Loan Agreement constitutes the entire agreement and understanding among the parties hereto. This Loan Agreement incorporates, memorializes, and supersedes all prior agreements, arrangements, and understandings, whether written or otherwise, with respect to the transaction between the undersigned parties relating to the Loan, and that no representations or warranties, oral or written, express or implied, have been made by or relied upon the undersigned parties, except as expressly contained herein. In the event that any of the terms and provisions of this Loan Agreement are inconsistent with any of the terms and provisions of the Loan Documents or any other documents or agreements related hereto, the Lender may enforce such terms or provisions which it, in its sole discretion, deems to best protect its rights and remedies under this Loan Agreement and the Loan Documents, and any other documents or agreements related hereto, and the Borrower waives any objections thereto despite the existence of any such inconsistency.

8.7.          Negation of Partnership or Joint Venture.   None of the terms or provisions of this Loan Agreement, the Loan Documents, or any other documents or agreements provided for herein shall be deemed to create the relationship of principal, agent, partnership, or joint venture between or among the Borrower and Lender.

8.8.          Headings.   The headings of various sections of this Loan Agreement have been inserted for reference only and shall not be deemed to be a part of this Loan Agreement.

8.9.          Amendment and Waiver.   Neither this Loan Agreement nor any provision hereof may be modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

8.10.      Indemnification.   The Borrower hereby agrees to indemnify the Lender for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, including but not limited to, reasonable attorneys’ fees, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Lender in any action by a third party relating to or arising out of the breach by the Borrower of any of the representations, warranties, covenants and obligations set forth in this Loan Agreement or the Loan Documents for the enforcement of such terms hereof or thereof.

8.11.      Advances Without Receipt of Draw Request.   Notwithstanding anything herein to the contrary, the Lender shall have the irrevocable right at any time and from time to time to apply funds which it agrees to advance hereunder to pay interest on the Note as and when it becomes due, and to pay any and all of the expenses of Lender referred to herein, all without receipt of a Disbursement Request for funds from the Borrower; provided, however, the Lender shall have no obligation to make such advances at any time.

8.12.      Execution in Counterparts.   This Loan Agreement, the Loan Documents, or any other documents or agreements provided for herein may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Loan Agreement or any other documents or agreements provided herein, as the case may be, taken together shall constitute but one and the same instrument. This Loan Agreement may be executed by facsimile or e-mail and facsimile or e-mail signatures shall be binding and shall constitute an original signature hereto.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, with full authority to do so, the undersigned, on behalf of the parties hereto, have caused this Loan Agreement to be dully executed effective the day and year first above written.

BORROWER:

RIVERSIDE MANUFACTURING, INC.,

a Minnesota corporation,

By:  /s/ Scott Robertson

Scott Robertson, Its President

STATE OF Minnesota

COUNTY OF Anoka

This instrument was acknowledged before me on February 4th, 2015, by Scott Robertson, the President of RIVERSIDE MANUFACTURING, INC., a Minnesota corporation, on behalf of the corporation.

SEAL	/s/ Pamela Joy Miller
Notary Public
Print Name: Pamela Joy Miller
My commission expires: 01/31/2020

LENDER:

PRO-DEX SUNFISH LAKE, LLC

By:	/s/ Richard L. Van Kirk

Name:	Richard L. Van Kirk

Its:	President

This is the signature page to that certain Revolving Loan Agreement, dated effective February 3, 2015.